EXHIBIT 23.7


                             KELLER & COMPANY, INC.

                        FINANCIAL INSTITUTION CONSULTANTS
                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX




__________, 2003

Re:      Merger of First Federal Financial Bancorp, Inc. into
         Classic Bancshares, Inc.

We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Joint Proxy Statement/Prospectus to be submitted to the shareholders of First Federal Financial Bancorp, Inc. and to the shareholders of Classic Bancshares, Inc. and references to our opinion regarding the fairness of the purchase price of stock in First Federal Financial Bancorp, Inc. We also consent to the use of our firm's name in any filings with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our fairness opinion.

Very truly yours,

KELLER & COMPANY, INC.


By: /s/ Michael R. Keller
    ----------------------
    Michael R. Keller
    President